Exhibit 99.1

LML AGREES TO SETTLE LITIGATION WITH JP MORGAN CHASE

VANCOUVER, BC, March 6, 2012 - LML Patent Corp. (“LML”), a wholly-owned, indirect subsidiary of LML Payment Systems Inc. (the “Corporation”) (Nasdaq: LMLP), announced today that it has agreed to terms regarding entering into a Settlement and License Agreement (the “Agreement”) with JP Morgan Chase Bank, NA. (“JP Morgan”), the last remaining defendant in the litigation filed in November 2008 by LML in the U.S. District Court for the Eastern District of Texas alleging infringement of U.S. Patent No. RE40,220.

The terms of the Agreement include providing JP Morgan with a fully paid-up license to certain LML patents for electronic check conversion transactions including “ARC”, “WEB”, “POP”, “TEL” and “BOC”.  JP Morgan has agreed to pay LML $4,500,000 in connection with the Agreement.

Patrick H. Gaines, LML’s Chief Executive Officer commented, “When faced with the uncertainty surrounding the length of a stay or whether any future stays would have been granted, along with the uncertainty of the ultimate outcome of the litigation as well as the cost and expense that we would have incurred in continuing to prosecute the litigation, we felt that it was in the best interests of LML and its shareholders for us to agree to this settlement amount, which had been proposed and strongly recommended by a court-appointed mediator.  As we wind down our prosecution of the patent litigation, we note that we have obtained in excess of $45 million in settlements from the defendants in the patent litigation, which we believe has and will continue to help us greatly as we continue to focus on building our core business.”

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its Canadian subsidiary Beanstream Internet Commerce Inc., and its U.S. subsidiaries Beanstream Internet Commerce Corp and LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses. We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40,220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Corporation’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect the Corporation’s financial results is included in the Corporation’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Corporation undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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CONTACTS:
Patrick H. Gaines - CEO	Investor Relations
(640) 689-4440	(800) 888-2260